Electronically Filed
02/24/2012 01:58:01 PM

CLERK OF THE COURT

ORD
PAUL R. WASSGREN
Nevada Bar No. 9216
RACHEL BICKLE-STONE
NEVADA BAR NO.: 11057
FOX ROTHSCHILD LLP
3800 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
Telephone: (702) 262-6899
Facsimile: (702) 597-5503
pwassgren@foxrothschild.com
Attorneys for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of: KITCHER RESOURCES, INC., a Nevada corporation.	Case No.: A-11-639161-P Dept No.: XVII **ORDER GRANTING PETITIONER'S MOTION TO TERMINATE CUSTODIANSHIP**

THE COURT, having considered the Petitioner's Motion to Terminate Custodianship filed with the Court, demonstrating that the Custodian has successfully revitalized Kitcher Resources to operational status, and sufficient cause appearing,

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IT IS HEREBY ORDERED, ADJUDGED AND DECREED that Petitioner's Motion to Terminate Custodianship is hereby GRANTED.

DATED this 22 day of Feb 2012.

DISTRICT COURT JUDGE

Respectfully Submitted by:

By: ______________________
Rachel Bickle-Stone (11057)
Fox Rothschild LLP
Attorney for Petitioner